                                            TO CREDIT AGREEMENT
                                             (364-Day Credit Facility)

         THIS SECOND  AMENDMENT AND SUPPLEMENT TO CREDIT  AGREEMENT (this  "Second  Amendment")  is made and entered into as of the 24th day of April, 2002 (the "Second  Amendment  Effective  Date"),  among ENTERPRISE
PRODUCTS OPERATING L.P., a Delaware limited partnership  ("Borrower");  WACHOVIA BANK, NATIONAL  ASSOCIATION
(formerly known as First Union National Bank), as administrative  agent (in such capacity,  the  "Administrative
Agent")  for each of the lenders (the  "Lenders")  that is a signatory  or which  becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

                     R E C I T A L S:

A.       On November  17, 2000,  the  Borrower,  the Lenders and the  Administrative  Agent  entered into a certain
Credit  Agreement  (as amended and  supplemented  by First  Amendment  and  Supplement  to Credit  Agreement  dated
November 6, 2001,  effective as of November 16, 2001, the "Credit  Agreement")  whereby,  upon the terms and conditions  therein  stated,  the Lenders  agreed to make certain  Loans (as defined in the Credit  Agreement)  and extend certain credit to the Borrower.

B.       Pursuant to Section  2.01(b) of the Credit  Agreement  (i) the  Borrower  has, as of the Second  Amendment
Effective Date, added Royal Bank of Canada as an additional  Lender under the Credit Agreement (the  "Additional
Lender"),  and (ii) certain of the existing Lenders have, as of the Second Amendment Effective Date,  increased their respective  Commitments (as defined in the Credit  Agreement),  thereby  increasing the total  Commitments of the Lenders by an aggregate  amount equal to $80,000,000  making the aggregate  amount of the Lenders'  Commitments
$230,000,000.

         NOW,  THEREFORE,  in consideration of the mutual covenants and agreements herein contained,  the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.       Certain Definitions.

1.1      Terms  Defined  Above.   As  used  in  this  Second  Amendment,   the  terms  "Additional  Lender",
"Administrative Agent", "Borrower",  "Credit Agreement",  "Second Amendment" and "Second Amendment Effective Date",
shall have the meanings indicated above.

1.2      Terms Defined in  Agreement.  Unless otherwise  defined herein,  all terms beginning with a capital letter  which are  defined  in the  Credit  Agreement  shall have the same  meanings  herein as therein  unless the context hereof otherwise requires.

2.       Amendments to Credit Agreement.

                  2.1      Defined  Terms.  The  following  terms  defined  in  Section  1.02 of the  Credit
Agreement are hereby amended as follows:

(a)      The term "Agreement" is hereby amended to mean the Credit  Agreement,  as amended and supplemented by this
Second Amendment and as the same may from time to time be further amended or supplemented.

(b)      The term "Commitment" is hereby amended in its entirety to read as follows:

                                    "Commitment"   means,  with  respect  to  each  Lender,   the
                  commitment  of  such  Lender  to  make  Loans   hereunder,   expressed  as  an  amount
                  representing the maximum  aggregate  amount of such Lender's  Exposure  hereunder,  as such  commitment  may be (a) reduced  from time to time  pursuant to Section  2.09 and
                  (b) reduced or increased  from time to time  pursuant to Section  2.01 or  assignments by or  to  such  Lender  pursuant  to  Section  9.04.  The  amount  of  each  Lender's
                  Commitment  as of the Second  Amendment  Effective  Date is set forth on Schedule 2.01 to the Second  Amendment,  or in the Assignment and Acceptance  pursuant to which such
                  Lender shall have assumed its  Commitment,  as  applicable.  The  aggregate  amount of the Lenders' Commitments as of the Second Amendment Effective Date is $230,000,000.

(c)      The term "Consolidated EBITDA" is hereby amended in its entirety to read as follows:

                                    "Consolidated  EBITDA"  means  for  any  period,  the  sum of (a)  the consolidated  net income of the Borrower and its  consolidated  Subsidiaries  (excluding
                  Project  Finance  Subsidiaries)  for  such  period  plus,  to  the  extent  deducted  in determining  consolidated  net  income  for such  period,  the  aggregate  amount of (i)
                  Consolidated  Interest  Expense,  (ii)  income tax expense  and (iii)  depreciation  and amortization  expense plus (b) the amount of cash  dividends  actually  received  during such period by the Borrower or a Subsidiary  (other than a Project  Finance  Subsidiary)
                  from a Project  Finance  Subsidiary  plus (c) the  amount of all  payments  during  such period on leases of the type  referred  to in  clause  (d) of the  definition  herein of
                  Indebtedness  and the amount of all payments during such period under other  off-balance
                  sheet   loans  and   financings   of  the  type   referred   to  in  such   clause  (d);
                  provided,  however,  for any four fiscal  quarter period in which a fiscal quarter of fiscal year 2002 is included,  up to  $50,000,000  in losses  resulting  from hedging natural gas liquids  utilizing  natural gas financial  instruments  entered into on or  prior  to the  Second  Amendment  Effective  Date  shall  be  excluded  from  the calculation of Consolidated EBITDA for such four fiscal quarter period.

(d)      The term "Lenders" is hereby amended in its entirety to read as follows:

                                    "Lenders"  means the  Persons  listed on  Schedule  2.01 to the
                  Second  Amendment  and any other Person that shall have become a party  hereto  pursuant to an  Assignment  and  Acceptance or pursuant to Section  2.01(b),  other than any such
                  Person that ceases to be a party hereto  pursuant to an  Assignment  and  Acceptance  or pursuant to Section 2.01(c).

2.2      Additional  Defined  Term.  Section 1.02  of the Credit  Agreement  is hereby  further  amended and supplemented by adding the following new definition, which reads in its entirety as follows:

                           "Second   Amendment"  shall  mean  that  certain  Second  Amendment  and
         Supplement  to Credit  Agreement  dated as of April 24,  2002,  among the  Borrower,  the Lenders party thereto and the Administrative Agent.

2.3      Schedule  2.01 -  Commitments.  Schedule 2.01 attached to the Credit  Agreement is hereby  replaced and superseded by Schedule 2.01 attached to this Second  Amendment.  From and after the Second Amendment  Effective
Date, each Lender's Commitment shall be as set forth on Schedule 2.01 attached hereto.

2.4      Ratio  of  Consolidated  Indebtedness  to  Consolidated  EBITDA.  Section  6.07(b)  of  the  Credit
Agreement is hereby amended in its entirety to read as follows:

                           "(b)     Ratio  of  Consolidated   Indebtedness  to  Consolidated   EBITDA.   The
Borrower shall not permit its ratio of Consolidated  Indebtedness  to Consolidated  EBITDA for the four full fiscal quarters  most  recently  ended to exceed  4.00 to 1.0 as of the last day of any fiscal  quarter  of the  Borrower;
provided,  however,  for the four fiscal  quarter  period ending  September 30, 2002,  the Borrower's ratio of Consolidated  Indebtedness  to Consolidated  EBITDA shall not exceed 4.50 to 1.0 as of September 30, 2002.
For purposes of calculating  such ratio,  the Project Finance  Subsidiaries  shall be disregarded.  For purposes of this Section  6.07(b),  if during any period of four fiscal  quarters the Borrower or any  Subsidiary  acquires any
Person  (or any  interest  in any  Person) or all or  substantially  all of the  assets of any  Person,  the EBITDA attributable  to such assets or an amount  equal to the  percentage  of  ownership  of the  Borrower in such Person times the EBITDA of such Person,  for such period  determined  on a pro forma basis (which  determination,  in each case, shall be subject to approval of the  Administrative  Agent, not to be unreasonably  withheld) may be included as  Consolidated  EBITDA for such  period;  provided  that  during the  portion of such  period  that follows such  acquisition,  the computation in respect of the EBITDA of such Person or such assets, as the case may be, shall be made on the basis of actual (rather than pro forma) results."

3.       Conditions  Precedent.  In addition to all other applicable  conditions  precedent contained in the
Credit  Agreement,  the  obligation  of the  Lenders  party  hereto  (including  the  Additional  Lender)  and  the
Administrative  Agent to enter into this  Second  Amendment  shall be  conditioned  upon the  following  conditions precedent:

(a)      The  Administrative  Agent  shall have  received  a copy of this  Second  Amendment,  duly  completed  and executed by the Borrower;

(b)      To the extent  requested by the  Additional  Lender or by the Lenders party hereto whose  Commitment  will increase  as of the Second  Amendment  Effective  Date,  duly  executed  Notes  payable to the order of such Lender reflecting such Lender's Commitment; and

(c)      The  Administrative  Agent shall have received such other  information,  documents or instruments as it or its counsel may reasonably request.

4.       Representations and Warranties.  The Borrower represents and warrants that:

(a)      there exists no Default or Event of Default,  or any  condition or act which  constitutes,  or with notice or lapse of time or both would constitute,  an Event of Default under the Credit  Agreement,  as hereby amended and supplemented;

(b)      the Borrower has performed and complied with all covenants,  agreements  and  conditions  contained in the
Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and

(c)      the  representations  and warranties of the Borrower contained in the Credit Agreement,  as hereby amended and  supplemented,  were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Second Amendment.

5.       Extent  of  Amendments.  Except as  expressly  herein  set  forth,  all of the  terms,  conditions, defined terms, covenants,  representations,  warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

6.       Counterparts.  This Second  Amendment  may be executed  in two or more  counterparts,  and it shall not be  necessary  that the  signatures  of all parties  hereto be contained on any one  counterpart  hereof;  each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

7.       References.  On and after the Second  Amendment  Effective Date, the terms  "Agreement",  "hereof",
"herein",  "hereunder",  and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Second Amendment.

         THIS  SECOND  AMENDMENT,  THE  CREDIT  AGREEMENT,  AS  AMENDED  HEREBY,  THE NOTES  AND THE OTHER  LOAN
DOCUMENTS  REPRESENT  THE FINAL  AGREEMENT  BETWEEN THE PARTIES AND MAY NOT BE  CONTRADICTED  BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Second  Amendment shall benefit and bind the parties  hereto,  as well as their  respective  assigns, successors, heirs and legal representatives.

                                          [Signatures Begin on Next Page]

         EXECUTED as of the Second Amendment Effective Date.

                                                     BORROWER:

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:      Enterprise Products GP, LLC , General Partner

                                                              By:      /s/ W. Randall Fowler
                                                              Name:    W. Randall Fowler
                                                              Title:   Vice President and Treasurer

                                                     LENDERS AND AGENTS:

                                                     WACHOVIA BANK, NATIONAL  ASSOCIATION  (formerly known as First
                                                     Union  National  Bank),  Individually  and  as  Administrative
                                                     Agent

                                                     By:      /s/ Russell Clingman
                                                     Name:    Russell Clingman
                                                     Title:   Director

                                                     BANK ONE, NA (Main Office - Chicago),
                                                     Individually and as Co-Syndication Agent

                                                     By:      /s/ Dianne L. Russell
                                                     Name:    Dianne L. Russell
                                                     Title:   Director

                                                     THE BANK OF NOVA SCOTIA,  Individually  and as  Co-Syndication
                                                     Agent

                                                     By:      /s/ A.S. Norsworthy
                                                     Name:    A.S. Norsworthy
                                                     Title:   Senior Manager

                                                     MIZUHO  CORPORATE  BANK,  Ltd.,  Individually  and as Managing
                                                     Agent

                                                     By:      /s/ Jacques Azagury
                                                     Name:    Jacques Azagury
                                                     Title:   Senior vice President and Manager

                                                     FLEET  NATIONAL  BANK,  Individually  and as  Co-Documentation
                                                     Agent

                                                     By:      /s/ Christopher C. Holmgren
                                                     Name:    Christopher Holmgren
                                                     Title:   Managing Director

                                                     WESTDEUTSCHE LANDESBANK
                                                     GIRONZENTRALE,   NEW   YORK   BRANCH,   Individually   and  as
                                                     Co-Documentation Agent

                                                     By:      _____________________________________________________
                                                     Name:    _____________________________________________________
                                                     Title:   _____________________________________________________

                                                     TORONTO DOMINION (TEXAS), INC.

                                                     By:      /s/ Debbie A. Greene
                                                     Name:    Debbie A. Greene
                                                     Title:   Vice President

                                                     GUARANTY BANK

                                                     By:      /s/ Jim R. Hamilton
                                                     Name:    James R. Hamilton
                                                     Title:   Senior Vice President

                                                     HIBERNIA NATIONAL BANK

                                                     By:      /s/ Nancy G. Moragas
                                                     Name:    Nancy G. Moragas
                                                     Title:   Vice President

                                                     ROYAL BANK OF CANADA

                                                     By:      /s/ Tom J. Oberaigner
                                                     Name:    Tom J. Oberaigner
                                                     Title:   Senior Manger

                                                     BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY

                                                     By:      /s/ K. Glasscock
                                                     Name:    K. Glasscock
                                                     Title:   VP and Manger

                                                     SUNTRUST BANK,
                                                     Individually and as Managing Agent

                                                     By:      /s/ David J. Edge
                                                     Name:    David J. Edge
                                                     Title:   Director

                                                     CITIBANK, N.A.

                                                     By:      /s/ Douglas A. Whiddon
                                                     Name:    Douglas A. Whiddon
                                                     Title:   Attorney-In-Fact

                                 ACKNOWLEDGMENT AND RATIFICATION OF GUARANTOR

         The  undersigned  ("Guarantor")  hereby  expressly  (i) acknowledges  the  terms of the  foregoing  Second
Amendment  and  Supplement  to Credit  Agreement;  (ii) ratifies  and affirms its  obligations  under its  Guaranty
Agreement  dated as of November 17, 2000,  in favor of the  Administrative  Agent;  (iii) acknowledges,  renews and extends its  continued  liability  under said  Guaranty  Agreement  and  Guarantor  hereby agrees that its Guaranty
Agreement  remains in full force and effect;  and (iv)  guarantees to the  Administrative  Agent the prompt payment when due of all  amounts  owing or to be  owing by it under  its  Guaranty  Agreement  pursuant  to the  terms  and conditions thereof, as modified hereby.

         The foregoing  acknowledgment and ratification of the undersigned  Guarantor shall be evidenced by signing the spaces provided below, to be effective as of Second Amendment Effective Date.

                                                     ENTERPRISE   PRODUCTS   PARTNERS  L.P.,  a  Delaware   limited
                                                     partnership

                                                     By:      Enterprise Products GP, LLC, General Partner

                                                     By:      /s/ W. Randall Fowler
                                                     Name:    W. Randall Fowler
                                                     Title:   Vice President and Treasurer

                                               SCHEDULE 2.01

                                             COMMITMENTS

                               Lender                                Commitment
              Wachovia Bank, National Association                              $ 27,625,000

              Bank One, NA (Main Office - Chicago)                             $ 25,000,000

              Toronto Dominion (Texas), Inc.                                   $ 12,500,000

              Fleet National Bank                                              $ 26,750,000

              Mizuho Corporate Bank, Ltd.                                      $ 15,000,000

              Bank of Tokyo - Mitsubishi, Ltd.,                                $ 10,000,000
              Houston Agency

              SunTrust Bank                                                    $ 23,500,000

              Westdeutsche Landesbank Girozentrale,                            $ 15,000,000

              New York Branch

              Guaranty Bank                                                    $  7,500,000

              Citibank NA                                                      $ 16,500,000

              The Bank of Nova Scotia                                          $ 25,000,000

              Hibernia National Bank                                           $  5,625,000

              Royal Bank of Canada                                             $ 20,000,000

                       TOTAL                                                   $230,000,000